EXHIBIT 4(a)

                               SILVER DINER, INC.
                  1996 Non-Employee Director Stock Option Plan

         The  following   constitute   the  provisions  of  the  Company's  1996
Non-Employee Director Stock Option Plan.

1.       Purpose

         The purpose of the Plan is to provide an investment opportunity to the Company's Non-employee Directors by granting them Options to purchase shares of Common Stock as compensation for their service on the Board.

2.       Definitions

         As used in this Plan, the following words and phrases shall have the meanings indicated:

         (a) "Board" shall mean the Company's Board of Directors.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "Common Stock" shall mean the shares of common stock, $.00074 par value, of the Company.

         (d) "Company" shall mean Silver Diner, Inc., and its Subsidiaries.

         (e) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (f) "Fair Market Value" shall mean the closing price of a share of the Common Stock as reported on the Nasdaq National Market System, or (ii) if the shares of such Common Stock are not then listed on the Nasdaq National Market System, the closing price per share of the Common Stock on the principal national securities exchange, if any, on which the shares of Common Stock shall then be listed, or (iii) if the shares of such Common Stock are not then listed on a national securities exchange, the closing price per share of Common Stock entered on a national inter-dealer quotation system, or (iv) if no closing or last sales price per share of Common Stock is entered on a national inter-dealer quotation system, the average of the closing bid and asked prices for the shares of such Common Stock in the over-the-counter market, or (v) if no price can be determined under the preceding alternatives, then the price per share as most recently determined by the Board, which shall, if the price is not determined under any one of the preceding alternatives, make such determination of the Fair Market Value at least once each month.

         (g) "Form S-8 Registration Statement" shall mean a registration statement filed on Form S-8 with and declared effective by the Securities and Exchange Commission under the Securities Act covering the offer and sale of the Options and the underlying Common Stock.

         (h) "Non-employee Director" shall mean any member of the Company's Board who is a "Non- Employee Director" as such term is defined under Rule 16b-3(b)(3)(i) promulgated under the Exchange Act.


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         (i)  "Option" shall mean any option issued pursuant to this Plan.

         (j) "Optionee" shall mean any person to whom an Option is granted under this Plan.

         (k) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Option or the sale of any Common Stock, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         (l)  "Plan" shall mean this 1996 Non-employee Director Stock Option
         Plan.

         (m) "Reorganization" shall mean any merger, reorganization, consolidation or sale of all or substantially all of the Company's assets.

         (n) "Registered" shall mean a Form S-8 Registration Statement shall be in effect covering the purchase of the Options or the underlying shares.

         (o) "Securities Act" shall mean the Securities Act of 1933, as amended.

         (p) "Stock Option Agreement" shall mean the agreement evidencing the Options sold to Optionees pursuant to the Plan containing the terms and conditions specified in Section 7 below and on the form attached hereto as Exhibit A.

         (q) "Subsidiary" shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Option, each of the corporations, other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

3.       General Administration

         The Plan shall be administered by a committee (the "Committee"), consisting of not less than two Non- employee Directors. The Committee shall have the authority in its discretion to administer the Plan and to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to the operation of the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan; provided, however, that the Committee may not alter, amend or modify the express provisions of the Plan. The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any action taken thereunder.

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4.       Term of Plan

         The Plan became effective upon its adoption by the Company's Board on September 11, 1996, subject to stockholder approval, and shall continue in effect for a term of ten (10) years unless sooner terminated under Section 10 hereof. Any Options outstanding under the Plan on such date shall continue to be exercisable pursuant to their terms, except as provided by Section 7(f) hereof.

5.       Eligibility

         Options may be granted to any Non-employee Director of the Company as compensation for service on the Board.

6.       Stock Subject to the Plan

         An aggregate of 75,000 shares of Common Stock shall be reserved for issuance pursuant to Options issued pursuant to the Plan. If any outstanding Option under the Plan for any reason expires or is terminated without having been exercised in full, the shares of Common Stock allocable to the unexercised portion of such Option shall (unless the Plan shall have been terminated) become available for subsequent issuance of Options under the Plan.

7.       Terms and Conditions of Options

         Each Option issued pursuant to the Plan shall be evidenced by a Stock Option Agreement containing the terms and conditions specified in this Section 7.

         (a) Grant of Options. Each Non-employee Director shall be granted an Option to purchase 1,000 shares of Common Stock on the first day of each calendar quarter from the date of the Plan's adoption by the Board . Each Non-employee Director shall also be granted an Option pursuant to the Plan for the second and third quarters of 1996 with the date of grant being May 29, 1996 and July 1, 1996, repectively. Options for the second and third quarters of 1996 and for each quarter until the Plan is approved by stockholders will be granted subject to stockholder approval.

         (b) Option Exercise Price. The exercise price of each Option (the "Option Exercise Price") shall equal the Fair Market Value of the Common Stock on the day immediately preceding the date of grant of each Option. The Option Exercise Price shall be subject to adjustment as provided in Section 7(f) hereof.

         (c) Term and Exercise of Options. Options shall be exercisable in whole or in part at any time over the exercise period, but in no event shall such period exceed three years from the date of the grant of each such Option. The exercise period shall be subject to earlier termination as provided in Section 7(f) below. An Option may be exercised by giving prior written notice of such exercise to the Company and by paying the Option Exercise Price to the Company either by delivering on the date of exercise (i) a check in the amount of the Option Exercise Price,
         (ii) Common Stock having a Fair Market Value on the day immediately preceding the date of exercise equal to or less than the Option Exercise Price, or (iii) a combination thereof. If the Optionee tenders shares of Common Stock having a Fair Market Value which exceeds the Option Exercise Price, the Company shall return to the Optionee any and all whole shares of Common Stock which exceed the Option Exercise


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         Price and the Company  shall pay the  Optionee  any  additional  amount which exceeds the Option Exercise Price in cash in lieu of issuing the Optionee a fractional share for such amount.

         (d) Vesting and Restrictions on Transferability. Options issued under the Plan shall vest immediately upon grant and shall not be transferable other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act ("ERISA") or the rules thereunder.

         (e) Death or Disability of Optionee. If an Optionee shall die or become disabled, all Options theretofore issued to such Optionee may, unless earlier terminated in accordance with their terms, be exercised at any time during the term of the Option by the personal representative of the Optionee or by the person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or disability of the Optionee.

         (f) Reclassification; Recapitalization; and Reorganizations.

                  (1) Dividends and Stock Splits. If there is any change in the number of shares of Common Stock through the declaration of stock dividends, recapitalization resulting in stock splits, or combinations or exchanges of such shares, then the number of shares of Common Stock available for Options, the number of such shares covered by outstanding Options and the Option Exercise Price shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

                  (2) Spin-Offs and Liquidations. In the event of the proposed dissolution or liquidation of the Company, or in the event of any corporate separation or division, including, but not limited to, a split-up, a split-off or spin-off, each Option granted under the Plan shall terminate as of a date to be fixed by the Board, provided, however, that no less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee, who shall have the right during the period of thirty (30) days preceding such termination, to exercise the Options as to all or any part of the shares of Common Stock covered thereby.

                  (3) Reorganizations. If, while unexercised Options remain outstanding under the Plan, the Company executes a definitive Reorganization agreement, the Committee may provide that each Option granted under the Plan shall (i) terminate as of a date to be fixed by the Board, provided, however, that no less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee, who shall have the right, during the period of thirty (30) days preceding such termination, to exercise the Options as to all or any part of the shares of Common Stock covered thereby or (ii) remain outstanding and be adjusted so that on exercise the Optionee shall receive the securities, cash or property that would have been issued with respect to the shares of Common Stock had the Option been exercised immediately prior to the Reorganization. The Committee may also, in its discretion, permit the cancellation of outstanding Options in exchange for a cash payment to the Optionee equal to the difference between the exercise price of the Option and the value of the consideration that would have been paid had the Option been exercised immediately prior to the Reorganization.

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                  (4)   Exemptions.   Section   7(f)   shall   not  apply  to  a
                  Reorganization   in  which  the   Company  is  the   surviving
                  corporation and shares of Common Stock are not converted into or exchanged for stock, securities of any other corporation,
                  cash  or  any  other  thing  of  value.   Notwithstanding  the
                  preceding sentence, in case of any Reorganization in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any changes in such shares into two or more classes or series of shares), the Committee may provide that the holder of each Option then exercisable  shall have the right to exercise such Option solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect Parent of the Company), property, cash or any combination thereof receivable by the holder of the number of shares of Common Stock for which such Option might have been exercised upon such Reorganization or reclassification. In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan. Except as herein expressly provided, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, or Reorganization, and any assurance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to an Option or to the Option Price. The grant of an Option pursuant to the Plan shall not affect in any way the
                  right   or  power  of  the   Company   to  make   adjustments,
                  reclassifications, Reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

8.       Rights as a Shareholder

         No Optionee shall have any rights as a shareholder with respect to any shares until the stock certificate evidencing such shares has been issued evidencing such shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 7(f) hereof.

9.       General Restrictions

         (a) Investment Representations. The Company may require an Optionee to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effect as the Company deems necessary or appropriate in order to comply with applicable federal and applicable state securities laws.

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         (b) Compliance  with  Securities  Laws. Each Option shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject thereto on any securities exchange or any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance of Options, such Options may not be sold or exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Board. The Company plans to register the shares subject to the Options on a Form S-8 Registration Statement. However, nothing herein shall be deemed to require the Company to obtain an effective Form S-8 Registration Statement or to apply for or to obtain any listing, registration or qualification of the Options or Common Stock to be issued pursuant thereto.

10.      Amendment and Termination of the Plan

         The Board may at any time and from time to time suspend, terminate, modify or amend the Plan, provided that no suspension, termination, modification or amendment of the Plan may adversely affect any rights under the Plan unless the written consent of those affected is obtained.

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                               SILVER DINER, INC.
                             Stock Option Agreement
                                    for the
                  1996 Non-employee Director Stock Option Plan

         A stock option award (the "Stock Option" or "Award") is hereby granted by Silver Diner, Inc., (the "Company"), to the Non-employee Director named below ("Optionee"), for and with respect to common stock of the Company, par value $.00074 per share ("Common Stock"), subject to the following terms and conditions:

         1. Subject to the provisions set forth herein and the provisions of the 1996 Non-employee Director Stock Option Plan (the "Plan"), the provisions of which are hereby incorporated by reference, and in consideration of the agreements of Optionee provided in this Stock Option Agreement (the "Option Agreement"), the Company hereby grants to Optionee a Stock Option to purchase from the Company the number of shares of Common Stock, at the exercise price and on the schedule, all as set forth below.

Name of Optionee:

Date of Grant:

Option Exercise Price:

Number of Shares of Common
Stock Subject to Stock Option:

Expiration Date:

         2. Written notice of an election to exercise any portion of the Award specifying the portion thereof being exercised and the exercise date, shall be given by Optionee, or his legal representative, (a) by delivering such notice at the principal executive offices of the Company no later than the exercise date, or (b) by mailing such notice, postage prepaid, addressed to the Secretary of the Company at the Company's principal executive offices at least three business days prior to the exercise date.

         3. Neither Optionee nor any other person entitled to exercise the Stock Option under the terms hereof shall be, or have any of the rights or privileges of, a shareholder of the Company in respect of any Common Stock issuable on exercise of the Stock Option, until the date of the issuance of a stock certificate for such Common Stock.

         4. If the Award shall be exercised in whole, this Option Agreement shall be surrendered to the Company for cancellation. If the Award shall be exercised in part, or a change in the number or designation of the Common Stock shall be made, this Option Agreement shall be delivered to the Company for the purpose of making appropriate notation thereon, or of otherwise reflecting, in such manner as the Company shall determine, the partial exercise or the change in the number or designation of the Common Stock.

         5. The grant of the Award hereunder shall not be deemed to give the Optionee the right to be retained as a Non-employee Director of the Company or to affect the right of the Company to discharge the Optionee at any time.

         6. The Award shall be exercised in accordance with such administrative regulations as the Board shall from time to time adopt.


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         7. The Award and this Option Agreement shall be construed, administered and governed in all respects under and by the laws of the State of Delaware, without giving effect to principles of conflict of laws.

         8. The Award and this Option Agreement are subject to the requirement that the shareholders of the Company approve and ratify the adoption of the Plan no later than __________________, 199_.

                                        SILVER DINER, INC.
                                        By:__________________________________
                                        Name:
                                        Title:

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